Van Kampen Municipal Opportunity Trust
                Item 77(o) 10f-3 Transactions
              October 1, 2001 - March 31, 2002


Security     Date    Shares   Total        Purchase  Broker
             of      Purchas  Issued       d
             Purcha  ed                    By Fund
             se
Brazo River  11/07/  2,500,0  564,555,000   0.44%    Bear
TX           01         00                           Stearns
Authority
Pollution
Control
Dallas Fort  12/12/  6,500,0  650,000,000   1.00%    Smith
Worth        01         00                           Barney
Internation
al Airport
State of     02/27/  5,000,0  269,605,000  1.8546%   Salomon
Oregon       02         00                           Smith
Refunding                                            Barney
COPs